Exhibit 99.(g)(5)

January 8, 2020

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention: Tricia Cormier, Vice President

Re: American Beacon Funds

Ladies and Gentlemen:

This letter is to advise you that American Beacon Funds (the “Trust”) has established a new series, the American Beacon TwentyFour Short Term Bond Fund (the “Fund”).

In accordance with the Additional Funds provision of Section 20 of the Custodian Contract dated December 1, 1997 between the Trust and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Trust hereby requests that you act as Custodian for the Fund.

Furthermore, Schedule D, which is attached hereto for the parties signature, is hereby amended to add the Fund and make certain other updates highlighted therein.

For your convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Trust and retaining one copy for your records.

Sincerely,

AMERICAN BEACON FUNDS

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Principal Accounting Officer and Treasurer

Agreed:

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President
Effective Date:	January 22, 2020

Schedule D

American Beacon Funds

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon AHL Target Risk Fund

American Beacon AHL Managed Futures Strategy Fund

American Beacon Alpha Quant Core Fund

American Beacon Alpha Quant Dividend Fund

American Beacon Alpha Quant Quality Fund

American Beacon Alpha Quant Value Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Continuous Capital Emerging Markets Fund

American Beacon Crescent Short Duration High Income Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon Frontier Markets Income Fund

American Beacon GLG Total Return Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon The London Company Income Equity Fund

American Beacon Mid-Cap Value Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon SSI Alternative Income Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Tocqueville International Value Fund

American Beacon TwentyFour Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

American Beacon Zebra Small Cap Equity Fund

American Beacon Cayman Managed Futures Strategy Fund, Ltd.

American Beacon Cayman TargetRisk Company Ltd.